UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2022

INTEGRATED VENTURES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55681	82-1725385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

73 Buck Road, Suite 2, Huntingdon Valley, PA	19006
(Address of principal executive offices)	(Zip Code)

(215) 613-1111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	INTV	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Security Agreement, Loan Agreement and Promissory Note

On June 29, 2022, Integrated Ventures, Inc. (the “Company”) entered into a Security Agreement, dated as of June 15, 2022 (the “Security Agreement”) with BHP Capital NY, Inc. (the “Secured Party”). In connection with the Security Agreement, the Company entered into a Loan Agreement and Promissory Note in the principal amount of $500,000 (the “Note”) for the acquisition of certain equipment for use in connection with the Company’s business. The Note carries a fixed interest charge of $130,000 through December 15, 2022 (the “Maturity Date”). The Company further issued 2,000,000 inducement fee shares as additional consideration for the purchase of the Note.

The Note contains certain Events of Default, upon the occurrence of which the Secured Party, may, at its option and in its sole discretion, declare the Note immediately due and payable. Upon such an Event of Default, the interest rate increases to 18% per annum.

The Note is a secured obligation of the Company to the extent provided for in the Security Agreement. The Note shall be senior in right of payment to all other indebtedness of the Company subject to the terms set forth in the Security Agreement.

The Security Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties thereto, and termination provisions.

Master Agreement with Compute North LLC

On June 29, 2022, the Company finalized and entered into a Master Agreement (the “Master Agreement”) with Compute North LLC (“Compute North”), pursuant to which Compute North will provide services for the Company’s cryptocurrency mining hardware (the “Equipment”) at Compute North’s colocation facility provided with electricity and network connectivity.

Pursuant to the Master Agreement, the Company granted and assigned to Compute North a continuing first-position security interest in, and lien on, the Equipment (including Equipment acquired subsequently), and all proceeds resulting therefrom or the liquidation thereof.

The Master Agreement contain customary representations, warranties and agreements

Item 1.01 of this Current Report on Form 8-K contains only a brief description of the material terms of the Security Agreement and the Note, and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the full text of the Security Agreement and the Note, the forms of which are attached as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 8.01. Other Events.

On July 6, 2022, the Company issued a press release announcing its entry into the Master Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

Exhibit 4.1	Form of Loan Agreement and Promissory Note

Exhibit 10.1	Form of Security Agreement

Exhibit 99.1	Press Release

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

* Exhibits and/or Schedules have been omitted. The Company hereby agrees to furnish to the SEC upon request any omitted information.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Integrated Ventures, Inc.

Dated: July 6, 2022	By:	/s/ Steve Rubakh
	Name:	Steve Rubakh
	Title:	Chief Executive Officer

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